Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM CONSENT

We consent to use {incorporation by reference} in this Registration Statement of Eastern World Solutions, Inc., on Form S-1/A of our report dated January 22, 2010.  We also consent to the reference to us under the heading “Experts” in this registration statement.

MALONEBAILEY, LLP
MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

April 27, 2010